EXHIBIT 10.31


                         REINSURANCE AGREEMENT GUARANTEE

                                                         Dated as of May 1, 2004

      XL Insurance (Bermuda) Ltd. ("XL"), for consideration received, hereby unconditionally and irrevocably guarantees to XL Capital Assurance Inc. (the "Reinsured") under the Second Amended and Restated Facultative Quota Share Reinsurance Treaty dated as of May 1, 2004, between XL Financial Assurance Ltd. ("XLFA") and the Reinsured to which this is attached (the "Agreement") the full and complete performance of all obligations, including, without limitation, payment of all amounts when due by XLFA under the Agreement.

      For the further protection of the Reinsured, XL irrevocably and unconditionally guarantees payment of any amount paid by XLFA under the Agreement that is subsequently avoided or returned in whole or in part as a preference payment or under other similar provisions under applicable law.

      This Guarantee, and any dispute, controversy or claim arising out of or relating to this Guarantee, shall be governed by and construed in accordance with the internal laws of the State of New York, except insofar as such laws:

      (1) pertain to regulation under the New York Insurance Law or regulations issued by the Insurance Department of the State of New York pursuant thereto, applying to insurers doing insurance business, or issuance, delivery or procurement of policies of insurance, within the State of New York or as respects risks of insureds situated in the State of New York; or

      (2)   are inconsistent with any provision of this Guarantee.

      This Guarantee sets forth in full the undertaking of XL and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto or by the merger. consolidation or dissolution of XLFA. This Guarantee may not be cancelled or revoked. THIS GUARANTEE IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

      Any disputes arising under or relating to this Guarantee shall be resolved in the same manner and forum as shall be prescribed in or otherwise available with respect to disputes under or relating to the Agreement.



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      IN WITNESS WHEREOF, XL has caused this Guarantee to be executed and delivered on its behalf in Hamilton, Bermuda this 1st day of May, 2004.


                                    XL INSURANCE (BERMUDA) LTD



                                    By: /s/ Christopher Coelho
                                        ----------------------------------------
                                        Name:  Christopher Coelho
                                        Title: Senior Vice President &
                                               Chief Financial Officer